Exhibit 99.1

IVAX DIAGNOSTICS REPORTS FIRST QUARTER RESULTS

MIAMI—(BUSINESS WIRE)—May 15, 2007—IVAX Diagnostics, Inc. (AMEX:IVD) reported its financial results for the first quarter of 2007. For the quarter, IVAX Diagnostics recorded net revenues of $4,946,000, an increase of $228,000, or 4.8%, from the first quarter of 2006. Net loss for the first quarter of 2007 was $238,000 compared to net loss of $797,000 in the first quarter of 2006. Net loss for the first quarter of 2006 included a cumulative effect adjustment of $201,000 for a change in accounting principle that was required in 2006 when IVAX Diagnostics adopted SFAS 123(R) to account for stock based compensation.

Giorgio D’Urso, CEO and President of IVAX Diagnostics, said, “We are pleased that we were able to increase sales in the first quarter when compared to the same quarter from last year. We were also able to reduce our losses compared to last year primarily due to an increase in sales in the U.S., an increase in gross profit as a percentage of net revenues to 60.4%, and a decrease in selling expenses. We continue to anticipate submitting our 510(k) application for the PARSEC® System to the FDA during the second quarter of 2007, which, if and when approved, will enable us to market this new automated testing system in the U.S. market. We expect to begin our full-scale commercial launch of the PARSEC® System in the U.S. and international markets upon successful clearance of this application by the FDA. Our expectations remain high for this new automated testing system as well as the upgraded version of our existing Mago® Plus instrument that will be called the Mago® 4. As we have previously announced, this enhanced Mago® instrument is expected to be able to perform both ELISA and IFA techniques simultaneously, perform positive sample identification, and utilize disposable pipette tips. We believe that the Mago® 4 will also allow us to offer an enhanced automation solution to those customers that prefer a more compact, lower-priced instrument with features and benefits similar to many of the other instruments currently offered in the market place. We plan to submit a 510(k) application for the Mago® 4 to the FDA and, if and when approved, to begin our commercial launch of the Mago® 4 in the U.S. market.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: risks and uncertainties regarding the PARSEC® System, including, without limitation, that the PARSEC® System may not perform as or be available when expected, that IVAX Diagnostics’ international activities associated with the PARSEC® System may be impacted by the delay in the full commercial release of the PARSEC® System, that IVAX Diagnostics may not be able to submit its 510(k) application for the PARSEC® System to the FDA when expected or at all, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the FDA for the PARSEC® System when expected or at all, that IVAX Diagnostics may not be successful in its marketing of the PARSEC® System, that customers may not integrate the PARSEC® System into their operations as readily as expected, and that sales and reagent rentals of the PARSEC® System may adversely affect sales and reagent rentals of the Mago® 4; risks and uncertainties regarding the Mago® 4, including, without limitation, that the Mago® 4 may not perform as or be available when expected, that IVAX Diagnostics may not be able to submit its 510(k) application for the Mago® 4 to the FDA when expected or at all, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the FDA for the Mago® 4 when expected or at all, that IVAX Diagnostics may not be able to obtain all necessary regulatory approvals for the Mago® 4 when expected or at all, that IVAX Diagnostics may not be successful in its marketing of the Mago® 4, that customers may not integrate the Mago® 4 into their operations as readily as expected, and that sales and reagent rentals of the Mago® 4 may adversely affect sales and reagent rentals of the PARSEC® System; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three Months Ended March 31,	2007	2006
Net revenues	$4,946,190	$4,718,385
Cost of sales	1,958,381	1,984,653

Gross profit	2,987,809	2,733,732

Operating expenses:
Selling	1,353,416	1,491,835
General and administrative	1,454,634	1,438,797
Research and development	472,010	492,548

Total operating expenses	3,280,060	3,423,180

Loss from operations	(292,251)	(689,448)

Other income:
Interest income	88,983	119,787
Other expense, net	554	(10,907)

Total other income, net	89,537	108,880

Loss before income taxes	(202,714)	(580,568)

Provision for income taxes	35,572	15,606

Loss before cumulative effect of change in accounting principle	(238,286)	(596,174)

Cumulative effect of change in accounting principle	—	(201,000)

Net loss	$(238,286)	$(797,174)

Net loss per share, before cumulative effect of change in accounting principle
Basic and diluted	$(0.01)	$(0.02)

Cumulative effect of change in accounting principle, per share
Basic and diluted	$—	$(0.01)

Net loss per share
Basic and diluted	$(0.01)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	27,649,887	27,623,832

Diluted	27,649,887	27,623,832

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,452,070	$1,995,730
Marketable securities	6,725,000	6,650,000
Accounts receivable, net of allowances for doubtful accounts of $1,086,584 in 2007 and $1,093,070 in 2006	6,952,170	7,489,272
Inventories, net	5,798,681	5,557,528
Other current assets	1,071,268	1,183,571

Total current assets	22,999,189	22,876,101

Property, plant and equipment, net	2,253,922	2,301,580
Equipment on lease	333,626	386,762
Product license	1,255,936	1,255,936
Goodwill, net	6,722,725	6,722,725
Other assets	165,862	163,998

Total assets	$33,731,260	$33,707,102

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,053,450	$935,896
Accrued license payable	532,786	526,800
Accrued expenses and other current liabilities	3,051,414	3,048,285

Total current liabilities	4,637,650	4,510,981

Other long-term liabilities:
Deferred tax liabilities	587,962	572,089
Other long-term liabilities	909,633	885,890

Total other long-term liabilities	1,497,595	1,457,979

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2007 and 2006	276,498	276,498
Capital in excess of par value	40,799,663	40,781,825
Accumulated deficit	(13,014,488)	(12,776,202)
Accumulated other comprehensive loss	(465,658)	(543,979)

Total shareholders’ equity	27,596,015	27,738,142

Total liabilities and shareholders’ equity	$33,731,260	$33,707,102

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com